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Frequently Asked Questions | September 2010

Proxy Voting for AllianceBernstein
and Sanford C. Bernstein
Mutual Fund Shareholders

Frequently Asked Questions

Why did you send me this package?

As an owner of an AllianceBernstein or Sanford C. Bernstein ("SCB") mutual fund (each a "Fund" and collectively the "Funds"), you have the right to vote as a shareholder on proposals that affect your Funds. This package contains information about the proposals and instructions on how to cast your vote.

Why should I vote?

The proposals require approval from a certain percentage of all shareholders. If we don't receive a proxy vote from you, we may call you to solicit your opinion. Spending a minute to vote will avoid the need for a phone call and help us keep fund expenses down.

Who is eligible to vote?

Shareholders who owned shares in a Fund on September 9, 2010, are entitled to vote on proposals that apply to that Fund. You have the right to vote, even if you sold the shares after that date.

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How can I vote my shares?

After you read the proxy statement, please follow the voting instructions, which are printed on the proxy card:

By Mail:

o     Check the appropriate boxes on the reverse side of the proxy card
o     Sign and date the card
o     Return the card in the envelope provided

By Phone:

o     Have the proxy card at hand
o     Call toll-free 1.888.221.0697
o     Follow the recorded instructions

By Internet:

o     Have the proxy card at hand
o     Log on to www.proxyweb.com
o     Follow the online instructions
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Why are you currently holding a shareholder vote for the Funds?

The Funds are currently required to have shareholder votes every five years to elect each Fund's Board of Directors.

What types of proposals will be voted on?

Each Fund has a different set of proposals, which are explained in detail in the proxy statements included in the package.

How does the Board recommend I vote?

The Boards of the Funds recommend that you vote FOR all proposals.

What role does the Board of Directors play?

Each Fund's Board oversees the Fund's management and affairs. Each of the Directors has an obligation to act in what he or she believes to be the best interests of a Fund, including approving and recommending the proposals in the proxy statement. The background of each nominee for Director is described in the proxy statement.

Why are there so many proposals for multiple Funds in one document?

We have prepared consolidated proxy cards that allow you to vote on proposals for each of the Funds you own. You can find detailed information on the proposals in the proxy statements.

What if I want to revoke my proxy?

If you allow AllianceBernstein to vote your proxy and then change your mind, you can revoke it by giving written notice to the secretary of a Fund at 1345 Avenue of the Americas, New York, NY 10105, or by authorizing a later-dated proxy by signing and submitting another proxy card, voting in person at the meeting, or calling Broadridge, our proxy solicitation firm, at 1.866.451.3783.

Whom do I call if I have questions regarding the proxy?

Clients should call Broadridge, our proxy solicitation firm, at 1.866.451.3783.

Why are the Boards proposing to amend the investment advisory agreements of certain Funds?

The first proposed amendments relate to the calculation of the investment advisory fees for certain Funds. The standard investment advisory agreements between the Funds' Advisor, AllianceBernstein L.P. (the "Advisor") and most of the Funds provide that the advisory fee rate is calculated as a percentage of average daily net assets. Certain of the Funds' agreements vary from this standard and provide that the fee rate is calculated as a percentage of net assets at the end of the preceding calendar quarter. We are proposing to amend the agreements that vary from the standard so that the agreements provide that the advisory fee rate will be calculated as a percentage of average daily net assets. This amendment would eliminate disparities between the contractual fee rate and the effective fee rate that result from the calculation of the fee rate as of the end of each preceding calendar quarter.

The second proposed amendment relates to the reimbursement to the Advisor of its costs of providing certain administrative services to a Fund at the request of the Fund. The standard investment advisory agreement for the Funds provides for the reimbursement to the Advisor of these costs. One Fund's agreement does not include this provision. We are proposing to amend the agreement that varies from the standard agreements to provide for the reimbursement to the Advisor of these costs.

Why are the Boards proposing the amendment of the declarations of trust of certain Funds that are organized as Massachusetts business trusts?

Several of the AllianceBernstein Funds are organized under Massachusetts law as Massachusetts Business Trusts. Currently, the declarations of trust of certain of these Funds require a stockholder vote to amend the declarations, except in certain limited situations. We are proposing to amend the declarations to provide the Directors with broad authority to amend the declarations without a vote of stockholders. By allowing future amendments of a declaration without stockholder approval, this proposal removes limits on the Directors' authority to take actions that would benefit the Funds and their stockholders. In connection with this proposal, the Directors approved certain amendments to the declarations to take effect if stockholders approve the proposal. These amendments would eliminate stockholder votes on reorganization or merger, termination of a trust, and liquidation of a class or series, as applicable. These amendments are intended to enable the Directors to take actions that would be in the best interests of stockholders without the cost and delay of obtaining a stockholder vote. The Directors also approved certain other administrative amendments to the declarations, as described in the proxy statement to improve the efficient management of the Funds.

Why are the Boards proposing the amendment and restatement of the charter of certain of the Funds that are organized as Maryland corporations?

Most of the Funds are organized under Maryland law. We are proposing the amendment and restatement of the charters of certain Funds that are Maryland corporations for your approval in order to modernize and standardize these documents and to facilitate more efficient management of the Funds by giving them greater flexibility as permitted under Maryland law.

Why are the Boards proposing to amend certain of the Funds' fundamental policies regarding commodities?

Certain policies are required by the federal law applicable to mutual funds to be fundamental, meaning they cannot be changed without a stockholder vote. We are proposing to amend the AllianceBernstein Funds' fundamental policies regarding commodities and adopt a more flexible policy that will reference applicable law. The proposed amendment is intended to clarify that the Funds may continue to be able to engage in current investment practices as approved by the Directors, regardless of changes in applicable law, including changes as a result of recent financial reform legislation. The revised policy will not change the way the Funds are managed.

Why are the Boards proposing to reclassify certain of the Funds' fundamental investment objectives?

A Fund's investment objective is not required to be fundamental under applicable law. We propose the reclassification of certain Funds' fundamental investment objectives as non-fundamental, similar to most of the other Funds, to provide each Fund with the flexibility to respond to market changes by changing its investment objective without incurring the expense and delay of seeking a stockholder vote. The reclassification would permit a Fund to revise its investment objective in the event the Board determines that such a change would be in the best interests of the Fund in light of the facts and circumstances, including market conditions or trends. Any subsequent change in a Fund's investment objective would be subject to prior approval by the Board of that Fund. Stockholders will be given at least 60 days' notice prior to the implementation of a material change in an investment objective.


Proposals

Fund(s) Affected                                    Proposal                               Description
------------------------------------------------------------------------------------------------------------------------------------
All Funds                                           The election of the Directors,         To elect Directors for each Fund.
                                                    each such Director to serve a          All Fund stockholders will be asked
                                                    term of an indefinite duration         to vote on this proposal and
                                                    and until his or her successor is      stockholders of a Fund will be asked
                                                    duly elected and qualifies.            to separately elect Directors of
                                                                                           that Fund.
------------------------------------------------------------------------------------------------------------------------------------

AlllianceBernstein Small Cap Growth Portfolio       Amendments to Investment Advisory      The proposed amendment relates to
AllianceBernstein Global Thematic Growth Fund       Agreements to Conform Fee              the calculation of the investment
                                                    Measurement Periods.                   advisory fees for certain Funds. The
                                                                                           standard investment advisory
                                                                                           agreements between the Advisor and
                                                                                           most of the Funds provide that the
                                                                                           advisory fee rate is calculated as a
                                                                                           percentage of average daily net
                                                                                           assets. Certain of the Funds'
                                                                                           agreements vary from this standard
                                                                                           and provide that the fee rate is
                                                                                           calculated as a percentage of net
                                                                                           assets at the end of the preceding
                                                                                           calendar quarter. We are proposing
                                                                                           to amend the agreements that vary
                                                                                           from the standard so that the
                                                                                           agreements provide that the advisory
                                                                                           fee rate will be calculated as a
                                                                                           percentage of average daily net
                                                                                           assets. This amendment would
                                                                                           eliminate disparities between the
                                                                                           contractual fee rate and the
                                                                                           effective fee rate that result from
                                                                                           the calculation of the fee rate as
                                                                                           of the end of each preceding
                                                                                           calendar quarter.
------------------------------------------------------------------------------------------------------------------------------------

The AllianceBernstein Portfolios                    Amendment to Investment Advisory       The proposed amendment relates to
  AllianceBernstein Growth Fund                     Agreement to Permit Reimbursement      the reimbursement to the Advisor of
  AllianceBernstein Conservative Wealth Strategy    to the Advisor of Certain              its costs of providing certain
  AllianceBernstein Tax-Managed Conservative        Administrative Expenses.               administrative services to a Fund at
  Wealth Strategy                                                                          the request of the Fund. The
  AllianceBernstein Balanced Wealth Strategy                                               standard investment advisory
  AllianceBernstein Tax-Managed Balanced                                                   agreement for the Funds provides for
  Wealth Strategy                                                                          the reimbursement to the Advisor of
  AllianceBernstein Wealth Appreciation Strategy                                           these costs. One Fund's agreement
  AllianceBernstein Tax-Managed Wealth                                                     does not include this provision. We
  Appreciation Strategy                                                                    are proposing to amend the agreement
                                                                                           that varies from the standard
                                                                                           agreements to provide for the
                                                                                           reimbursement to the Advisor of
                                                                                           these costs.
------------------------------------------------------------------------------------------------------------------------------------

AllianceBernstein Exchange Reserves                 The amendment of the Declarations      Several of the Funds are organized
AllianceBernstein Municipal Income Fund II          of Trusts for certain of the           under Massachusetts law as
  Arizona Portfolio                                 Funds that are organized as            Massachusetts Business Trusts.
  Massachusetts Portfolio                           Massachusetts Business Trusts.         Currently, the declarations of trust
  Michigan Portfolio                                                                       of certain of these Funds require a
  Minnesota Portfolio                                                                      stockholder vote to amend the
  New Jersey Portfolio                                                                     declarations, except in certain
  Ohio Portfolio                                                                           limited situations. We are proposing
  Pennsylvania Portfolio                                                                   to amend the declarations to provide
  Virginia Portfolio                                                                       the Directors with broad authority
AllianceBernstein Trust ("ABT")                                                            to amend the declarations without a
  AllianceBernstein Value Fund                                                             vote of stockholders. By allowing
  AllianceBernstein Small/Mid Cap Value Fund                                               future amendments of a declaration
  AllianceBernstein International Value Fund                                               without stockholder approval, this
  AllianceBernstein Global Value Fund                                                      proposal removes limits on the
                                                                                           Directors' authority to take actions
                                                                                           that would benefit the Funds and
                                                                                           their stockholders. In connection
                                                                                           with this proposal, the Directors
                                                                                           approved certain amendments to the
                                                                                           declarations to take effect if
                                                                                           stockholders approve the proposal.
                                                                                           These amendments would eliminate
                                                                                           stockholder votes on reorganization
                                                                                           or merger, termination of a trust,
                                                                                           and liquidation of a class or
                                                                                           series, as applicable. These
                                                                                           amendments are intended to enable
                                                                                           the Directors to take actions that
                                                                                           would be in the best interests of
                                                                                           stockholders without the cost and
                                                                                           delay of obtaining a stockholder
                                                                                           vote. The Directors also approved
                                                                                           certain other administrative
                                                                                           amendments to the declarations, as
                                                                                           described in the Proxy Statement to
                                                                                           improve the efficient management of
                                                                                           the Funds.
------------------------------------------------------------------------------------------------------------------------------------

AllianceBernstein Balanced Shares, Inc.             The amendment and restatement of       Most of the Funds are organized
AllianceBernstein Blended Style Series, Inc.        the charters for certain of the        under Maryland law. We are proposing
  US Large Cap Portfolio                            Funds that are organized as            the amendment and restatement of the
  AllianceBernstein 2000 Retirement Strategy        Maryland corporations, which will      charters of certain Funds that are
  AllianceBernstein 2005 Retirement Strategy        repeal in their entirety all of        Maryland corporations for your
  AllianceBernstein 2010 Retirement Strategy        the currently existing charter         approval in order to modernize and
  AllianceBernstein 2015 Retirement Strategy        provisions and substitute in lieu      standardize these documents and to
  AllianceBernstein 2020 Retirement Strategy        thereof the new provisions set         facilitate more efficient management
  AllianceBernstein 2025 Retirement Strategy        forth in the Form of Articles of       of the Funds by giving them greater
  AllianceBernstein 2030 Retirement Strategy        Amendment and Restatement              flexibility as permitted under
  AllianceBernstein 2035 Retirement Strategy        attached to the accompanying           Maryland law.
  AllianceBernstein 2040 Retirement Strategy        Proxy statement as Appendix C.
  AllianceBernstein 2045 Retirement Strategy
  AllianceBernstein 2050 Retirement Strategy
  AllianceBernstein 2055 Retirement Strategy
AllianceBernstein Corporate Shares
  AllianceBernstein Corporate Income Shares
  AllianceBernstein Municipal Income Shares
  AllianceBernstein Taxable Multi-Sector
  Income Shares
AllianceBernstein Core Opportunities Fund, Inc.
AllianceBernstein Equity Income Fund, Inc.
AllianceBernstein Global Real Estate
Investment Fund, Inc.
AllianceBernstein Global Thematic Growth Fund, Inc.
AllianceBernstein Greater China '97 Fund, Inc.
AllianceBernstein Growth and Income Fund, Inc.
AllianceBernstein High Income Fund, Inc.
AllianceBernstein International Growth Fund, Inc.
AllianceBernstein Large Cap Growth Fund, Inc.
------------------------------------------------------------------------------------------------------------------------------------

All Funds except:                                   The amendment of certain of the        Certain policies are required by the
AllianceBernstein Bond Fund--Multi-Asset            Funds' fundamental policies            federal law applicable to mutual
Inflation Strategy                                  regarding commodities.                 funds to be fundamental, meaning
AllianceBernstein Cap Fund--Market Neutral                                                 they cannot be changed without a
Strategy--US                                                                               stockholder vote. We are proposing
AllianceBernsten Cap Fund--Market Neutral                                                  to amend the Funds' fundamental
Strategy--Global                                                                           policies regarding commodities and
Sanford C. Bernstein Fund, Sanford C.                                                      adopt a more flexible policy that
Bernstein Fund II--Intermediate Duration                                                   will reference applicable law. The
Institutional                                                                              proposed amendment is intended to
AllianceBernstein Institutional Funds, Inc.--                                              clarify that the Funds may continue
AllianceBernstein Global Real Estate                                                       to be able to engage in current
Investment Fund II                                                                         investment practices as approved by
                                                                                           the Directors, regardless of changes
                                                                                           in applicable law, including changes
                                                                                           as a result of recent financial
                                                                                           reform legislation. The revised
                                                                                           policy will not change the way the
                                                                                           Funds are managed.
------------------------------------------------------------------------------------------------------------------------------------

AllianceBernstein Blended Style Series--            The reclassification of certain        A Fund's investment objective is not
US Large Cap Portfolio                              of the Funds' fundamental              required to be fundamental under
AllianceBernstein Greater China '97 Fund, Inc.      investment objectives as non           applicable law. We propose the
                                                    fundamental.                           reclassification of certain Funds'
                                                                                           fundamental investment objectives as
                                                                                           non-fundamental, similar to most of
                                                                                           the other Funds, to provide each
                                                                                           Fund with the flexibility to respond
                                                                                           to market changes by changing its
                                                                                           investment objective without
                                                                                           incurring the expense and delay of
                                                                                           seeking a stockholder vote. The
                                                                                           reclassification would permit a Fund
                                                                                           to revise its investment objective
                                                                                           in the event the Board determines
                                                                                           that such a change would be in the
                                                                                           best interests of the Fund in light
                                                                                           of the facts and circumstances,
                                                                                           including market conditions or
                                                                                           trends. Any subsequent change in a
                                                                                           Fund's investment objective would be
                                                                                           subject to prior approval by the
                                                                                           Board of that Fund. Stockholders
                                                                                           will be given at least 60 days'
                                                                                           notice prior to the implementation
                                                                                           of a material change in an
                                                                                           investment objective.


Investors should consider the investment objectives, risks, charges and expenses of the Fund/Portfolio carefully before investing. For copies of our prospectus or summary prospectus, which contain this and other information, visit us online at www.alliancebernstein.com or contact your AllianceBernstein Investment representative. Please read the prospectus and/or summary prospectus carefully before investing.

For financial representative use only. Not for inspection by, distribution or quotation to, the general public.

AllianceBernstein Investments, Inc. (ABI) is the distributor of the AllianceBernstein family of mutual funds. ABI is a member of FINRA and is an affiliate of AllianceBernstein L.P., the manager of the funds.

Sanford C. Bernstein & Co., LLC is a member of FINRA and is a subsidiary of AllianceBernstein L.P.

AllianceBernstein(R) and the AB logo are registered trademarks and service marks used by permission of the owner, AllianceBernstein L.P.

(c) 2010 AllianceBernstein L.P.



                               AllianceBernstein

                          1345 Avenue of the Americas
                               New York, NY 10105
                                  212.969.1000

                           www.alliancebernstein.com